UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 7, 2006

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer
Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Asbury Automotive Group, Inc. (the “Company”) and Charles Oglesby (“Mr. Oglesby”), 59, entered into an employment agreement for Mr. Oglesby (the “Agreement”), effective as of September 7, 2006, pursuant to which Mr. Oglesby will serve as Senior Vice President and Chief Operating Officer of the Company.  Mr. Oglesby will continue to serve as Chief Executive Officer of the Company’s South Region, a position he has held since September, 2004.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Agreement.  The significant provisions of the Agreement are as follows:

•                  Mr. Oglesby’s term of employment runs from the date of the Agreement (the “Commencement Date”) through and including December 31, 2009 (the “Term”).

•                  Mr. Oglesby will be paid a base salary (“Base Salary”) at a rate of $700,000 per annum.  The Board of Directors will review Mr. Oglesby’s Base Salary on May 1, 2007, and annually thereafter, and may increase (but not decrease) his then current Base Salary in its sole discretion.

•                  Mr. Oglesby’s incentive compensation for the year 2006, if any, will be based upon the provisions of the bonus plan governing Mr. Oglesby’s incentive compensation immediately prior to the Commencement Date. In addition, Mr. Oglesby will, at the discretion of the Compensation Committee of the Board of Directors, be eligible for a bonus of $150,000 for his performance from the Commencement Date through December 31, 2006.  Commencing in the calendar year 2007, and during the remainder of the Term, Mr. Oglesby shall, pursuant to the Company’s Key Executive Compensation Plan, be entitled to earn an annual bonus on a calendar year basis equal to 90% of his then current Base Salary (“Target Bonus”), which shall be payable if the Company achieves specified objectives established by the Compensation Committee; provided, that the sum of Mr. Oglesby’s Base Salary and annual bonus for the calendar year 2007 shall not be less than $1,250,000.

•                  Mr. Oglesby shall be entitled to the use of two demonstrator automobiles.

•                  during the Term and for one year thereafter, Mr. Oglesby is subject to non-competition and non-solicitation provisions.

•                  if Mr. Oglesby is terminated (other than by the Company for Good Cause or by Mr. Oglesby without Good Reason or due to Mr. Oglesby’s death), he will receive severance pay from the Company equal to 200% of his Base Salary plus an amount equal to 200% the Target Bonus in effect as of the date of Termination (the “Severance Pay”).  Mr. Oglesby will also receive an amount equal to such Target Bonus pro-rated for the number of days in the year up to the termination; provided, that if such termination (other than due to Mr. Oglesby’s disability) occurs within two (2) years of a Change of Control, or Mr. Oglesby chooses to terminate his employment within 90 days following a Change of Control (a “CoC Termination”), the Severance Pay shall be equal to 300% of his Base Salary plus 300% of the Target Bonus in effect at the time of the CoC Termination.

•                  any stock options granted to Mr. Oglesby pursuant to the Company’s 2002 Equity Incentive Plan and still outstanding prior to a Change of Control shall upon such Change of Control automatically be deemed exercisable and/or vested and, to the extent such options remain outstanding following a Change of Control, such options shall remain outstanding for a period of at least two (2) years commencing on the date of such Change of Control.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Oglesby was also elected to the Board of Directors, effective as of September 7, 2006.  Mr. Oglesby has not been named to any of the committees of the Board of Directors.  Reference is hereby made to Item 1.01 of this Form 8-K for information regarding Mr. Oglesby’s appointment as Chief Operating Officer of the Company.

On September 7, 2006, the Company issued a press release announcing the appointment of Mr. Oglesby as Senior Vice President and Chief Operating Officer of the Company and his election to the Board of Directors, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Charles Oglesby, dated as of September 7, 2006.

99.1	Press Release dated September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: September 7, 2006	By:	/s/ Kenneth B. Gilman
	Name:	Kenneth B. Gilman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement of Charles Oglesby, dated as of September 7, 2006.
99.1	Press Release dated September 7, 2006.